Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts

Nuveen Growth Fund
Nuveen Equity Long/Short Fund, each a series of

      Nuveen Investment Trust II (the  Trust )

811-08333


We hereby incorporate by reference a new
Investment Advisory Agreement and a new Sub-
Advisory Agreement for each Fund.  The new
Investment Advisory Agreement was filed as Exhibits 99D.1 and 99D.2 under Conformed
Submission Type 485BPOS, accession number
0001193125-14-427692, on November 28, 2014.
New Sub-Advisory Agreements for each of the above-listed Funds were filed as Exhibits 99D.3 and
D.4 in the same filing.